FOR IMMEDIATE RELEASE     Media Contact: Michael P. Dickerson; Mike.Dickerson@aarons.com

THE AARON'S COMPANY TO ACQUIRE BRANDSMART U.S.A., A LEADING REGIONAL APPLIANCE AND ELECTRONICS RETAILER
Offers Thousands of Products Through Large Format Stores with 2021 Revenue of $757 Million
Provides Significant Revenue and Earnings Growth Opportunity
Expected to be Accretive to Adjusted EBITDA and Non-GAAP EPS Immediately Following Closing

ATLANTA (February 23, 2022) – The Aaron's Company, Inc. ("Aaron’s”) (NYSE: AAN), a leading technology-enabled, omnichannel provider of lease-to-own and purchase solutions, today announced that it has entered into a definitive agreement to acquire BrandsMart U.S.A. (“BrandsMart”). Under the terms of the agreement, total consideration is approximately $230 million in cash, subject to certain closing adjustments, and the transaction is expected to close in the second quarter of 2022. With this transaction, we believe that Aaron’s will deliver over $3 billion in total annual revenues and over $300 million in adjusted EBITDA by year-end 2026.

Founded in 1977, BrandsMart is one of the leading appliance and consumer electronics retailers in the southeast United States and one of the largest appliance retailers in the country with ten stores in Florida and Georgia and a growing e-commerce presence on brandsmartusa.com. The company offers best-in-class pricing, a wide selection of brands, and thousands of products, including large and small appliances, consumer electronics, computers, furniture and other home goods. BrandsMart’s value proposition has attracted a loyal and recurring customer base, resulting in revenue, EBITDA, and free cash flow growth. For the twelve months ended December 25, 2021, BrandsMart generated revenues of $757 million and Adjusted EBITDA of $46 million.

“We are thrilled to announce our agreement to acquire BrandsMart, which we believe strengthens Aaron’s ability to deliver on our mission of enhancing people’s lives by providing easy access to high-quality products through affordable lease and retail purchase options. The acquisition is expected to provide meaningful value-creation opportunities, which include leveraging Aaron’s lease-to-own expertise to provide BrandsMart customers enhanced payment options and offering a wide selection of BrandsMart’s product assortment to millions of Aaron’s customers. Importantly, we believe the acquisition of BrandsMart will expand our addressable market and create an additional platform for accelerated growth,” said Aaron’s CEO, Douglas Lindsay.

“We are excited to welcome BrandsMart to the Aaron’s family. We look forward to partnering with their experienced management team to expand the BrandsMart footprint, and we believe that the consolidated business can deliver strong revenue and double-digit annual adjusted EBITDA growth over the next five years and beyond,” Lindsay concluded.

BrandsMart’s President and Chief Executive Officer Michael Perlman said, “I am proud to share the momentous news that BrandsMart is joining the Aaron’s family of companies. BrandsMart has been part of my family for over 45 years, and I am incredibly proud of our team and the success of the company we have built together. I am confident that the combined organization will benefit from our complementary strengths and will deliver growth opportunities and even greater value to our customers, employees and suppliers.” Upon closing of the transaction, the BrandsMart business will report to Aaron’s President, Steve Olsen, and continue to be headquartered in Ft. Lauderdale, FL.

Compelling Strategic and Financial Benefits
•Broadens Customer Reach and Significantly Expands Total Addressable Market: This transaction is expected to result in a combined entity with annual revenues over $2.5 billion, 11,000 employees, and the ability to serve the full spectrum of prime and sub-prime customers. Combined, we will leverage each company’s capabilities and infrastructure to offer a unique customer value proposition that includes a broad assortment of products, competitive pricing, and a variety of financing and payment options. In addition, with leading brand recognition in its Florida and Georgia markets, BrandsMart offers store and omnichannel expansion opportunities to capture additional share in adjacent geographic locations.
•Leverages Aaron’s Strengths to Create an In-House LTO Solution: Aaron’s intends to use its existing know-how and assets to provide an “in-house” lease-to-own solution to BrandsMart’s customers. This solution will be supported by our proprietary centralized lease decisioning technology, customer service expertise and last-mile reverse logistics capabilities. The combination of our best-in-class capabilities and wholesale purchasing advantage will allow us to deliver high approval rates, grow the lease-to-own program available to BrandsMart customers, and capture incremental earnings.
•Increases Product Assortment Available to Aaron’s Customers: Aaron’s expects to create a leading direct-to-consumer lease-to-own marketplace by offering Aaron’s customers access to much of BrandsMart’s extensive product catalog. This broad assortment of products, purchased at wholesale cost, would expand Aaron’s existing value proposition of low monthly payments, high approval rates, and best-in-class customer service and is expected to produce significant revenue growth opportunities.
•Yields Significant Purchasing Power and Cost Synergies: By leveraging Aaron’s and BrandsMart’s complementary merchandising capabilities and increased scale, we expect that the combined company will deliver significant annual product procurement savings over time.
•Enhances Financial Profile and Provides Significant Revenue and Earnings Growth Opportunities: The transaction is expected to be accretive to 2022 Adjusted EBITDA and non-GAAP EPS. Aaron’s expects to maintain its current dividend policy and continue opportunistically repurchasing shares under its existing authorization. Aaron’s is committed to managing its balance sheet conservatively to enhance our financial flexibility.

Transaction Terms and Financing
Under the terms of the agreement, Aaron’s will acquire 100% of the outstanding equity interests of Interbond Corporation of America, which does business as BrandsMart U.S.A., from the Perlman family for consideration at closing of $230 million in cash, subject to certain post-closing adjustments. The transaction is intended to be funded through a combination of cash on hand and debt financing.

In connection with the transaction, Aaron’s has secured a $200 million financing commitment from Truist Bank, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Citizens Bank, N.A., each of which is a lender in our existing senior unsecured credit facility. The financing commitment is expected to be structured as a term loan, maturing on November 9, 2025, with an initial interest rate of SOFR (Secured Overnight Financing Rate) plus 1.75%.

Conference Call and Webcast
Aaron’s will hold a conference call to discuss its quarterly results and the acquisition of BrandsMart on February 24, 2022, at 8:30 a.m. Eastern Time. The public is invited to listen to the conference call by webcast accessible through Aaron’s investor relations website, investor.aarons.com. The webcast will be archived for playback at that same site.

An investor presentation related to Aaron’s agreement to acquire BrandsMart can be found on Aaron’s investor site at investor.aarons.com.

Advisors
BofA Securities, Inc. is acting as financial advisor to Aaron’s and Jones Day is acting as legal advisor. Cassel Salpeter & Co., LLC is acting as financial advisor to BrandsMart and Cooley LLP is acting as legal advisor.

About The Aaron's Company
Headquartered in Atlanta, The Aaron's Company, Inc. (NYSE: AAN) is a leading omnichannel provider of lease-to-own and purchase solutions. Aaron's engages in direct-to-consumer sales and lease ownership of furniture, home appliances, consumer electronics and accessories through its approximately 1,300 company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform, Aarons.com. For more information, visit Aarons.com or investor.aarons.com.

About BrandsMart USA
BrandsMart USA is one of the leading appliance and consumer electronics retailers in the southeast United States and one of the largest appliance retailers in the country with ten retail stores in Florida and Georgia and a growing ecommerce presence at brandsmartusa.com. The company offers hundreds of name brands across thousands of different items, including large and small appliances, consumer electronics, computers, furniture, and home goods. For more information, visit brandsmartusa.com.

Forward-Looking Statements
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “remain,” “believe,” “outlook,” “expect,” “assume,” “assumed,” and similar terminology. These risks and uncertainties include factors such as (i) any ongoing impact of the COVID-19 pandemic due to new variants or efficacy and rate of vaccinations, as well as related measures taken by governmental or regulatory authorities to combat the pandemic; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement related to the proposed acquisition; (iii) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (iv) the risk that the proposed acquisition will not be consummated in a timely manner or at all; (v) risks that any of the closing conditions to the proposed acquisition may not be satisfied or may not be satisfied in a timely manner; (vi) risks related to the disruption of management time from ongoing business operations due to the proposed acquisition; (vii) failure to realize the benefits expected from the proposed acquisition, including projected synergies; (viii) failure to promptly and effectively integrate the proposed acquisition; (ix) the effect of the announcement of the proposed acquisition on our operating results and businesses and on the ability of Aaron’s and BrandsMart to retain and hire key personnel, maintain relationships with suppliers; (x) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (xi) our ability to adjust pricing to offset, or partially offset, inflationary pressure on the cost of our products and services; (xii) supply chain delays and disruptions, including adverse consequences to our supply chain function from decreased procurement volumes and from the COVID-19 pandemic; and (xiii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any subsequent reports filed with the Securities and Exchange Commission. Statements in this press release that are “forward-looking” include without limitation statements with respect to the Company’s goals, plans, expectations, projections regarding the expected benefits of the proposed acquisition, management’s plans, projections and objectives for the proposed acquisition, future operations, scale and performance, integration plans and expected synergies therefrom, the timing of completion of the proposed acquisition, and our financial position, results of operations, market position, capital allocation strategy, initiatives, business strategy and expectations of our management following the completion of the proposed acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

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